Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Limited Term Tax Free Fund (the "Fund") was held on October 24, 1997, at the offices of Scudder, Stevens & Clark, Inc., Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below.) With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

         For             Against          Abstain         Broker Non-Votes*
         ---             -------          -------         -----------------

      6,342,496           87,514           67,871                 0

2.    To elect Trustees.


                                                     Number of Votes:
                                                     ----------------

                       Trustee                 For                Withheld
                       -------                 ---                --------

          Henry P. Becton, Jr.              6,426,922              70,959

          Dawn-Marie Driscoll               6,425,875              72,006

          Peter B. Freeman                  6,406,656              91,225

          George M. Lovejoy, Jr.            6,423,717              74,164

          Dr. Wesley W. Marple, Jr.         6,425,031              72,850

          Daniel Pierce                     6,425,631              72,249

          Kathryn L. Quirk                  6,424,584              73,296

          Jean C. Tempel                    6,425,973              71,908

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.


                                Number of Votes:
                                ----------------

          For             Against            Abstain         Broker Non-Votes*
          ---             -------            -------         -----------------

       5,827,370          154,136            299,253              217,122

                     23 - Scudder Limited Term Tax Free Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997, to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.


                                Number of Votes:
                                ----------------

          For             Against            Abstain         Broker Non-Votes*
          ---             -------            -------         -----------------

       6,030,530          131,033            140,949              201,386

5. To approve the revision of certain fundamental investment policies.


                                                                         Number of Votes:
                                                                         ----------------

          Fundamental Policies                   For               Against              Abstain        Broker Non-Votes*
          --------------------                   ---               -------              -------        -----------------

       5.1   Diversification                  5,680,643            345,627              254,491             217,122

       5.2   Borrowing                        5,668,132            358,138              254,491             217,122

       5.3   Senior securities                5,670,234            356,036              254,491             217,122

       5.4   Concentration                    5,679,647            346,950              254,162             217,122

       5.5   Loans                            5,680,905            345,365              254,491             217,122

       5.6   Underwriting of securities       5,681,005            345,265              254,491             217,122

       5.7   Investment in real estate        5,682,025            344,573              254,162             217,122

       5.8   Purchase of physical             5,681,333            345,265              254,162             217,122
             commodities

       5.9   Investment in California            N/A                 N/A                  N/A                 N/A
             municipal securities

       5.10  Investment in municipal          5,682,025            344,573              254,162             217,122
             securities

       5.11  Investment in                       N/A                 N/A                  N/A                 N/A
             Massachusetts municipal
             securities

       5.12  Investment in New York              N/A                 N/A                  N/A                 N/A
             municipal securities

       5.13  Investment in Ohio                  N/A                 N/A                  N/A                 N/A
             municipal securities


                    24 - Scudder Limited Term Tax Free Fund

       5.14  Investment in Pennsylvania          N/A                 N/A                  N/A                 N/A
             municipal securities

       5.15  Investment in short-term            N/A                 N/A                  N/A                 N/A
             municipal securities

       5.16  Elimination of tax                  N/A                 N/A                  N/A                 N/A
             diversification

       5.17  Purchases of voting              5,689,168            344,935              246,658             217,122
             securities

       5.18  Affiliated transactions          5,688,694            346,101              245,966             217,122

       5.19  Disclosed practices                 N/A                 N/A                  N/A                 N/A

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

        6,230,611                    61,681                    205,588

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                    25 - Scudder Limited Term Tax Free Fund